EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We have issued our report dated June 21, 2004, accompanying the financial statements and supplementary schedule included in the Annual Report of Air Methods Corporation 401(k) Plan on Form 11-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the registration statement of Air Methods Corporation on Form S-8 (File No. 333-60825).



/s/ GRANT THORNTON LLP


Denver, Colorado

June 28, 2005